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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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March 17, 2005

Dear Advisor:

I am writing to update you on the upcoming proxy mailing taking place as a result of restructuring the SEI Tax Managed GoalLink(SM) strategies (Defensive, Conservative, Moderate, Core Market and Market Growth). As you know, shareholders are being asked to consider changes to the investment objectives and names of these GoalLink strategies. Pending the shareholder vote, SEI plans to begin restructuring the strategies the last week in March.

Proxy Details:
Mailing

     - Proxies will be sent to current shareholders (as of March 4, 2005) overnight on or about March 18th. If YOU as an advisor have been designated to vote on behalf of your client, YOU will receive the proxy mailing directly.
     - Investors who have elected to receive their proxy by e-mail delivery can expect to receive an e-mail regarding the proxy on or about March 17th.
Voting
     - Shareholders can vote by calling 1-800-454-8683 or online at www.proxyvote.com.
     - A third party representative (Computershare) will begin making follow-up calls to those who have not voted beginning on or about March 23rd. If you or your client receives a call, voting can actually take place over the phone.

If the proxy vote does not pass by March 29, we will need to push the municipal bond fund distribution and portfolio restructuring into April which will delay the ultimate resolution of this matter. Because of this, we encourage you and your clients to vote as quickly as possible.

STATE-SPECIFIC MUNICIPAL BOND FUNDS FOR CA, NJ, NY, MA, PA

     - For investors in the states of California, New Jersey, New York, Massachusetts, or Pennsylvania who can benefit from SEI state-specific municipal bond funds, you will have the option to liquidate shares of the Intermediate-Term Municipal Bond Fund they will be receiving and transfer the funds to a SEI state-specific municipal bond fund in the beginning of April. Just complete an Asset Allocation Change Form and fax it to 1-610-676-1021 after March 31st.
     - For new investors, the Tax Managed Portfolios will automatically be set up using the state-specific SEI municipal bond funds for investors in these states.

We appreciate your understanding of this situation. We apologize for any inconvenience this has caused for you and your clients. We will keep you updated on the status of the proxy vote and on any further developments. If you have any additional questions, please feel free to contact your SEI representative.

Sincerely,

/s/ Carl A. Guarino
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Carl A. Guarino
Executive Vice President
SEI Investments